Exhibit 10.2

SIXTH AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
made by
THE SCOTTS MIRACLE-GRO COMPANY,
EACH DOMESTIC SUBSIDIARY BORROWER
and certain of their Domestic Subsidiaries
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of April 8, 2022

6.1.	Delivery of Certificated Securities	14
6.2.	Maintenance of Insurance	14
6.3.	Payment of Obligations	15
6.4.	Maintenance of Perfected Security Interest; Further Documentation	15
6.5.	Notices	15
6.6.	Pledged Stock	15
6.7.	Receivables	16

SECTION 7.	REMEDIAL PROVISIONS	17

7.1.	Certain Matters Relating to Receivables	17
7.2.	Communications with Obligors; Grantors Remain Liable	17
7.3.	Pledged Stock	18
7.4.	Proceeds to be Turned Over to Administrative Agent	18
7.5.	Application of Proceeds	19
7.6.	Code and Other Remedies	19
7.7.	Registration Rights	20
7.8.	Deficiency	21

SECTION 8.	THE ADMINISTRATIVE AGENT	21

8.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	21
8.2.	Duty of Administrative Agent	22
8.3.	Execution of Financing Statements	22
8.4.	Authority of Administrative Agent	22

SECTION 9.	MISCELLANEOUS	23

9.1.	Amendments in Writing	23
9.2.	Notices	23
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	23
9.4.	Expenses; Indemnity	23
9.5.	Successors and Assigns	24
9.6.	Right of Set-Off	24
9.7.	Counterparts	24
9.8.	Severability	24
9.9.	Section Headings	24
9.10.	Integration	24
9.11.	GOVERNING LAW	25
9.12.	Submission to Jurisdiction; Waivers	25
9.13.	Acknowledgments	25
9.14.	Additional Grantors	25
9.15.	Releases; Reinstatement	26

9.16.	Conflict of Laws	27
9.17.	WAIVER OF JURY TRIAL	27
9.18.	Amendment and Restatement	27

SCHEDULES
Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Stock
Schedule 3	Jurisdiction of Incorporation
Schedule 4	Domestic Subsidiaries
Schedule 5	Non-Pledging Subsidiaries

THIS SIXTH AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 8, 2022 made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation (the “Company”), the Subsidiary Borrowers, (as defined in the Credit Agreement) from time to time parties to the Credit Agreement, the Co-Syndication Agents and the Co-Documentation Agents named therein and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company and the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company and each Subsidiary Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company and each Subsidiary Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Company, each Subsidiary Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company and any Subsidiary Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and
WHEREAS, it is acknowledged and agreed by each party hereto that (i) this Agreement hereby amends and restates in all respects that certain Fifth Amended and Restated Guarantee and Collateral Agreement (the “Existing Guarantee and Collateral Agreement”) dated as of July 5, 2018, among the Company, the Grantors party thereto, the several banks and other financial institutions parties thereto and the Administrative Agent, in accordance with the terms and conditions set forth in this Agreement, (ii) from and after the date hereof, each reference to the “Agreement” or other reference originally applicable to the Existing Guarantee and Collateral Agreement contained in any Loan Document shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time and (iii) it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Guarantee and Collateral Agreement nor impair the liens and security interests created thereunder, but that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the obligations and liabilities of each Grantor outstanding thereunder and that such obligations and liabilities shall remain in full force and effect and to the fullest extent permitted by applicable law this Agreement shall not adversely affect the liens and security interests created under the Original Security Agreement or the priority thereof.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and each Subsidiary Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1.    DEFINED TERMS
1.1.    Definitions
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Equipment, Inventory, Instruments and Supporting Obligations.
(b)    The following terms shall have the following meanings:
“Agreement”: this Sixth Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Collateral”: as defined in Section 4.
“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America, except for any such Subsidiary which is a “check-the-box” entity under Regulation section 301.7701-3 of the Code.
“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
“Full Security Period”: any period from and after the Effective Date other than any Unsecured Period.
“Guarantors”: the collective reference to each Grantor other than the Company. For the avoidance of doubt, notwithstanding any other provision of this Agreement, the parties hereto expressly agree that no Foreign Subsidiary shall be a Guarantor.
“Issuers”: the collective reference to each issuer of any Pledged Stock.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: has the meaning provided in the Credit Agreement.
“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary of the Company (to the extent required to be pledged under Section 5.11 of the Credit Agreement) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall the “Pledged Stock” include the Capital Stock of any of the Subsidiaries listed on Schedule 5 or more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.
“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
“Ratings Release Date”: as defined in Section 9.15(c).
“Receivable”: shall mean any Account and any other right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance, other than Sold Receivables Assets.
“Secured Parties has the meaning provided in the Credit Agreement.
“Securities Act”: the Securities Act of 1933, as amended.
“Specified Conditions” means, at any time of determination thereof, (a) no Incremental Term Loans in the form of an institutional term loan B facility have been issued and are outstanding pursuant to Section 2.20 of the Credit Agreement and (b) (i) the Company’s “corporate credit rating” from S&P (or such other term as S&P may from time to time use to describe the Company’s senior unsecured non-credit enhanced long term indebtedness, such rating, the “S&P Rating”) shall be at least BBB- (with a stable outlook) and the Company’s “corporate family rating” from Moody’s (or such other term as Moody’s may from time to time use to describe the Company’s senior unsecured non-credit enhanced long term indebtedness, such rating, the “Moody’s Rating”) shall be at least Baa3 (with a stable outlook) or (ii) (x) the Company’s S&P Rating shall be at least BBB- (with a stable outlook) or the Company’s Moody’s Rating shall be at least Baa3 (with a stable outlook) and (y) the Leverage Ratio is less than or equal to 2.50 to 1.00.
“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.
“Unsecured Period”: as defined in Section 9.15(c).
1.2.    Other Definitional Provisions (a)     The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2.    BORROWER GUARANTEE
2.1.    Company Guarantee (a)    The Company hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Subsidiary when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than with respect to any Guarantor any Excluded Swap Obligations of such Guarantor).
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Company hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Company under applicable federal and state laws relating to the insolvency of debtors.
(c)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of the Company under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments and Loans shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement each applicable Subsidiary may be free from any Obligations.
(d)    No payment made by any Subsidiary, any of the other Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment (other than any payment made by the Company in respect of the Obligations or any payment received or collected from the Company in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Company hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated.
2.2.    No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the applicable Subsidiary or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Subsidiaries in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiaries on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.3.    Amendments, etc. with respect to the Obligations. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.4.    Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and the Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the applicable Subsidiary with respect to the Obligations. The Company understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Subsidiary) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiaries for the Obligations, or of the Company under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Subsidiaries or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Subsidiary, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Subsidiary or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Company of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.
2.5.    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.6.    Payments. The Company hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the applicable Agreed Currency at the office of the Administrative Agent located at 500 Stanton Christiana Road, NCC5, Floor 01, Newark, Delaware 19713-2107 or at such other place and time specified by the Administrative Agent.
2.7.    Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.7, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.7 shall remain in full force and effect until such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full (other than unasserted contingent obligations not yet due and payable), the Commitments have been terminated and no Letters of Credit shall be outstanding. Each Qualified Keepwell Provider intends that this Section 2.7 constitute, and this Section 2.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 3.    DOMESTIC SUBSIDIARY GUARANTEE
3.1.    Domestic Subsidiary Guarantee
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than with respect to any Guarantor any Excluded Swap Obligations of such Guarantor).
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3.2).

(c)    Each Guarantor agrees that the Obligations either solely or collectively, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 3 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
(d)    The guarantees contained in this Section 3 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantees contained in this Section 3 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments and Loans shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement, the Company and its Subsidiaries may be free from any Obligations.
(e)    No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations) remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated.
3.2.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 3.3. The provisions of this Section 3.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
3.3.    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Company or any Subsidiary on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

3.4.    Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 3 or any property subject thereto.
3.5.    Guarantees Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon any of the guarantees contained in this Section 3 or acceptance of the guarantees contained in this Section 3; the Obligations and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 3; and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantees contained in this Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligations, or of such Guarantor under the guarantee contained in this Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the

Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
3.6.    Reinstatement. The guarantees contained in this Section 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
3.7.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars or the applicable Agreed Currency at the office of the Administrative Agent located at 500 Stanton Christiana Road, NCC5, Floor 01, Newark, Delaware 19713-2107 or at such other place and time specified by the Administrative Agent.
3.8.    Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 3.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 3.8 shall remain in full force and effect until such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full (other than unasserted contingent obligations not yet due and payable), the Commitments have been terminated and no Letters of Credit shall be outstanding. Each Qualified Keepwell Provider intends that this Section 3.8 constitute, and this Section 3.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 4.    GRANT OF SECURITY INTEREST
Subject to Section 9.15, each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(a)    all Receivables;
(b)    all Equipment;
(c)    all Inventory;
(d)    all Pledged Stock;
(e)    all books and records pertaining to the Collateral; and

(f)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing.
Notwithstanding any of the other provisions set forth in this Section 4, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Pledged Stock, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.
Without limiting the foregoing, each of the Grantors that is a party to the Existing Guarantee and Collateral Agreement hereby regrants, confirms, ratifies and reaffirms the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Existing Guarantee and Collateral Agreement and agrees that such security interest (including, without limitation, any filings made in connection therewith) remains in full force and effect and is hereby ratified, reaffirmed and confirmed.
SECTION 5.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and each Subsidiary Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that other than during any Unsecured Period:
5.1.    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
5.2.    Perfected First Priority Liens. The security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (other than Inventory sold by such Grantor in the ordinary course of business and except as otherwise permitted by the Credit Agreement), to the extent that perfection or enforceability against third parties is obtainable by completion of the filings and other actions set forth on Schedule 3 or any similar filings or other actions in other jurisdictions in the United States of America and are prior to all other Liens on the Collateral which have priority over the Liens on the Collateral by operation of law and other Liens on the Collateral permitted by the Credit Agreement.

5.3.    Jurisdiction of Organization. On the Effective Date, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are set forth on Schedule 3. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organizational document and good standing certificate as of a date which is recent to the Effective Date.
5.4.    Domestic Subsidiaries. On the Effective Date, Schedule 4 sets forth a true and complete list of the Domestic Subsidiaries.
5.5.    Pledged Stock.
(a)    The shares of the Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
(b)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
(c)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except as permitted under Section 6.01 of the Credit Agreement.
5.6.    Receivables. During any Full Security Period,
(a)    None of the obligors on any Receivables (other than Receivables which, when taken together with all other Receivables of each Grantor, have an aggregate value less than or equal to $25,000,000) is a Governmental Authority.
(b)    The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
SECTION 6.    COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans shall have terminated (other than Unliquidated Obligations), other than during any Unsecured Period,
6.1.    Delivery of Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be promptly delivered to the Administrative Agent, duly indorsed (including by delivery of related stock powers) in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.
6.2.    Maintenance of Insurance. During any Full Security Period,
(a)    Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.
(b)    All such insurance shall name the Administrative Agent as insured party or loss payee.
(c)    At the request of the Administrative Agent, the Company shall deliver to the Administrative Agent (for distribution to the Lenders) a certificate of insurance from a reputable insurance broker with respect to such insurance.
6.3.    Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon a material portion of the Collateral or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
6.4.    Maintenance of Perfected Security Interest; Further Documentation. Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and shall take commercially reasonable steps to defend such security interest against the claims and demands of all Persons whomsoever other than with respect to liens permitted by the Credit Agreement.
6.5.    Notices. The Company will advise the Administrative Agent (who will advise the Lenders) promptly, in reasonable detail, of:
(a)    any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any material portion of the Collateral which would materially and adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
(b)    the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
(c)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Stock and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

6.6    Pledged Stock
(a)    If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer which is a direct or indirect Domestic Subsidiary of such Grantor and which is Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed (including by delivery of related stock or bond powers) by such Grantor to the Administrative Agent, if required by the Credit Agreement, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except as otherwise permitted by the Credit Agreement, after an Event of Default has occurred and any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for such Obligations except to the extent permitted under Section 7.3. If any sums of money or property so paid or distributed in respect of the Collateral upon the liquidation or dissolution of any issuer not permitted by the Credit Agreement shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
Without the prior written consent of the Administrative Agent or unless not otherwise prohibited by the Credit Agreement, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral (except pursuant to a transaction not prohibited by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or otherwise permitted by the Credit Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Collateral.
In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5 with respect to the Pledged Stock issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Pledged Stock issued by it.
6.7.    Receivables. During any Full Security Period,

(a)    Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable, in each case, in any manner that could materially adversely affect the value thereof.
(b)    Anything contained in this Agreement to the contrary notwithstanding, the Grantors, or any of them, shall have the right to enter into one or more Receivables Purchase Facilities, as contemplated by the Credit Agreement, and the Administrative Agent shall execute any and all documents reasonably necessary to release its security interest in the Receivables which become Sold Receivables Assets upon the consummation of such Receivables Purchase Facility(ies).
SECTION 7.    REMEDIAL PROVISIONS

7.1.    Certain Matters Relating to Receivables. During any Full Security Period,
(a)    The Administrative Agent shall have the right after the occurrence and during the continuance of an Event of Default to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
7.2.    Communications with Obligors; Grantors Remain Liable. During any Full Security Period,

(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on its Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
7.3.    Pledged Stock
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, to the extent not prohibited by the Credit Agreement, to pay and declare dividends to the extent permitted by the Credit Agreement and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with Section 7.5 below, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.
7.4.    Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent under this Section 7.4 shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.
7.5.    Application of Proceeds. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.
Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

7.6.    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, in accordance with Section 7.5 of this agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
7.7.    Registration Rights
(a)    If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the

Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(b)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
7.8.    Deficiency. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
SECTION 8.    THE ADMINISTRATIVE AGENT
8.1.    Administrative Agent’s Appointment as Attorney-in-Fact, etc
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iii)    execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iv)    direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (1) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (2) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)    All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
8.2.    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession is to comply with Section 9-207 of the New York UCC. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
8.3.    Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement solely with respect to the Collateral made prior to the Effective Date. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
8.4.    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 9.    MISCELLANEOUS
9.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.
9.2.    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3.    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4.    Expenses; Indemnity
(a)    Each Grantor agrees to pay or reimburse each Lender and the Administrative Agent and its Affiliates for all its reasonable and documented out-of-pocket expenses incurred in collecting against such Grantor under the guarantees contained in Section 2 or 3, as applicable, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable and documented fees, charges and disbursements of one primary counsel (and specialist counsel as may reasonably be required by the Administrative Agent and one additional local counsel in each applicable jurisdiction) for the Administrative Agent (whether or not the transactions contemplated hereby shall be consummated).
(b)    Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, incurred by or asserted against any such Grantor arising out of, in connection with, or as a result the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 9.03 of the Credit Agreement.
(c)    The agreements in this Section 9.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
9.5.    Successors and Assigns. This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby or by the express terms of the Credit Agreement; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
9.6.    Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender and their Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated), at any time held and the other obligations at any time owing by the Administrative Agent or such Lender or their respective Affiliates to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have; provided, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from , or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
9.7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record

9.8.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
9.9.    Section Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.10.    Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the matter hereof. There are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
9.12.    Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)    submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court;
(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each Grantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, consequential or punitive damages.
9.13.    Acknowledgments. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
9.14.    Additional Guarantors and Grantors. Each Domestic Subsidiary that is required to become a party to this Agreement pursuant to Section 5.11(b) of the Credit Agreement shall become a Guarantor and Grantor for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
9.15.    Releases; Reinstatement.

(a)     At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full (other than unasserted contingent obligations not yet due and payable), the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then such Collateral shall be sold free and clear of any liens created by this Agreement and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    At such time as the Specified Conditions shall be in effect, the Company shall have the right by written notice to the Administrative Agent to require all Collateral be released from any security interest created hereby. On any such date (a “Ratings Release Date”), all rights to the Collateral shall transfer and revert to the Company and the Guarantors (the period from and after any such date (and prior to a reinstatement required pursuant to Section 9.15(d)), an “Unsecured Period”). On any such Ratings Release Date, the Grantors shall be authorized and the Administrative Agent hereby authorizes each Grantor, to prepare and record UCC termination statements with respect to any financing statements recorded by the Administrative Agent hereunder. At the request and sole expense of the Company following a Ratings Release Date, the Administrative Agent shall deliver to the Company any Collateral (including certificates representing the Pledged Stock) held by the Administrative Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.
(d)    Notwithstanding clause (c) of this Section 9.15, in the event that the Specified Conditions shall no longer be in effect at any time during an Unsecured Period, the Collateral shall be reinstated in full within sixty days of such event, along with any necessary UCC filings, modifications to the Schedules hereto and such other actions requested by the Administrative Agent as are reasonably necessary to grant a first priority perfected security interest (subject to Liens otherwise permitted by this Agreement and the Credit Agreement) in such Collateral.
9.16.    Conflict of Laws. Notwithstanding anything to the contrary herein, in the event that any provision of any pledge, charge or foreign equivalent executed by any Foreign Subsidiary and governed by the laws of the applicable foreign jurisdiction is inconsistent with any corresponding provision in this Agreement, the provision in such pledge, charge or foreign equivalent shall govern.

9.17.    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
9.18    Amendment and Restatement. Each Grantor party to the Existing Guarantee and Collateral Agreement affirms its duties and obligations under the terms and conditions of the Existing Guarantee and Collateral Agreement, and agrees that its obligations outstanding under the Existing Guarantee and Collateral Agreement, as amended and restated as of the date hereof by this Agreement, remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Grantor acknowledges and agrees with the Administrative Agent that the Existing Guarantee and Collateral Agreement is amended, restated, and superseded in its entirety pursuant to the terms hereof.

[Remainder of page intentionally left blank]

        1
IN WITNESS WHEREOF, each of the undersigned has caused this Sixth Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent By /s/ JEFFREY C MILLER Name: Jeffrey C Miller Title: Executive Director

Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

        2

THE SCOTTS MIRACLE-GRO COMPANY By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

THE SCOTTS COMPANY LLC By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

MIRACLE-GRO LAWN PRODUCTS, INC. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

OMS INVESTMENTS, INC. By: /s/ GREGORY A. LIENING Name: Gregory A. Liening Title: President and Chief Executive Officer

HYPONEX CORPORATION By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

        3

SCOTTS PRODUCTS CO. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

SCOTTS PROFESSIONAL PRODUCTS CO. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

SCOTTS-SIERRA INVESTMENTS LLC By: /s/ GREGORY A. LIENING Name: Gregory A. Liening Title: President and Chief Executive Officer

SWISS FARMS PRODUCTS, INC. By: /s/ GREGORY A. LIENING Name: Gregory A. Liening Title: President and Chief Executive Officer

SCOTTS MANUFACTURING COMPANY By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

        4

SCOTTS TEMECULA OPERATIONS, LLC By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

SANFORD SCIENTIFIC, INC. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

SMG GROWING MEDIA, INC. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

ROD MCLELLAN COMPANY By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

SMGM LLC By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer
Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

        5

GENSOURCE, INC. By: /s/ JEFFREY R. LEUENBERGER Name: Jeffrey R. Leuenberger Title: Treasurer

HAWTHORNE HYDROPONICS LLC By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President and Treasurer

HGCI, INC. By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President

THE HAWTHORNE GARDENING COMPANY By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President and Treasurer

1868 VENTURES LLC By: /s/ JEFFREY R. LEUENBERGER Name: Jeffrey R. Leuenberger Title: Treasurer
Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

        6

SCOTTS LIVE GOODS HOLDINGS, INC. By: /s/ JEFFREY R. LEUENBERGER Name: Jeffrey R. Leuenberger Title: Treasurer

AEROGROW INTERNATIONAL, INC. By: /s/ CORY J. MILLER Name: Cory J. Miller Title: Executive Vice President and Chief Financial Officer

THE HAWTHORNE COLLECTIVE, INC. By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Treasurer

Signature Page to Sixth Amended and Restated Guarantee and Collateral Agreement
The Scotts Miracle-Gro Company

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SCHEDULE 1
NOTICE ADDRESS OF EACH GUARANTOR
1.    The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

2.    The Scotts Company LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

3.    Miracle-Gro Lawn Products, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

4.    OMS Investments, Inc.
10250 Constellation Blvd, Suite 2800
Los Angeles, CA 90067
Attn: Mindy Walser

5.    Hyponex Corporation
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

6.    Scotts Products Co.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

7.    Scotts Professional Products Co.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

8.    Scotts-Sierra Investments LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Bernard Asirifi

9.    Swiss Farms Products, Inc.
3993 Howard Hughes Parkway, Suite 250
Las Vegas, NV 89169-6754
Attn: Mindy Walser

        8

10.    Scotts Manufacturing Company
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

11.    Scotts Temecula Operations, LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

12.    Sanford Scientific, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

13.    SMG Growing Media, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

14.    Rod McLellan Company
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

15.    SMGM LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

16.    GenSource, Inc.
563 S. Crown Hill Road
Orrville, OH 44667
Attn: Gregory A. Liening

17.    HGCI, Inc.
3993 Howard Hughes Parkway, Suite 250
Las Vegas, NV 89169
Attn: Mindy Walser

18.    Hawthorne Hydroponics LLC
800 Port Washington Boulevard
Port Washington, NY 11050
Attn: Ivan C. Smith

19.    The Hawthorne Gardening Company
800 Port Washington Boulevard

        9
Port Washington, NY 11050
Attn: Ivan C. Smith

20.    1868 Ventures LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

21.    Scotts Live Goods Holdings, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

22.    AeroGrow International, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

23.    The Hawthorne Collective, Inc.
14111 Scottslawn Road
Marysville, OH 43041
Attn: Ivan C. Smith

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SCHEDULE 2

DESCRIPTION OF PLEDGED STOCK

1.    Pledged Stock of Domestic Subsidiaries

Issuer	Owner	Class of Stock	Certificate No.	No. of Shares
Scotts Live Goods Holdings, Inc.	The Scotts Miracle-Gro Company	Common stock without par value	1	100
Scotts Manufacturing Company	The Scotts Miracle-Gro Company	Common shares, $.01 par value	3	1,000
Miracle-Gro Lawn Products, Inc.	Scotts Manufacturing Company	Voting common stock, without par value	V14	1,000
		Non-voting common stock, without par value	NV12	999.8
Hyponex Corporation	SMG Growing Media, Inc.	Common stock, $.01 par value	5	100
Scotts Products Co.	The Scotts Miracle-Gro Company	Common stock without par value	4	100
Scotts Professional Products Co.	The Scotts Miracle-Gro Company	Common stock without par value	4	100
Scotts-Sierra Investments LLC	SMGM LLC	Membership Units	1	100
Sanford Scientific, Inc.	The Scotts Miracle-Gro Company	Common stock without par value	9	99
SMG Growing Media, Inc.	The Scotts Miracle-Gro Company	Common stock without par value	1	100
Rod McLellan Company	SMG Growing Media, Inc.	Common stock without par value	189	100
The Scotts Company LLC	The Scotts Miracle-Gro Company	Limited liability company interest (not certificated)	N/A	N/A
The Hawthorne Collective, Inc.	The Scotts Miracle-Gro Company	Common stock without par value	1	100
Scotts Temecula Operations, LLC	OMS Investments, Inc.	Limited liability company interest (not certificated)	N/A	N/A
SMGM LLC	The Scotts Miracle-Gro Company	Limited liability company interest (not certificated)	N/A	N/A
GenSource, Inc.	The Scotts Miracle-Gro Company	Common stock without par value	1	100
The Hawthorne Gardening Company	SMG Growing Media, Inc.	Common stock, $.01 par value	1	100
Hawthorne Hydroponics LLC	The Hawthorne Gardening Company	Limited liability company interest (not certificated)	N/A	N/A
AeroGrow International, Inc.	SMG Growing Media, Inc.	Common stock without par value	1	100
1868 Ventures LLC	The Scotts Miracle-Gro Company	Limited liability company interest (not certificated)	N/A	N/A

        11
2.    Pledged Stock of Foreign Subsidiaries

Issuer	Owner	Percentage Pledged
Scotts Canada Limited	Scotts-Sierra Investments LLC	65% of Voting Capital Stock, without par value
Hawthorne Gardening B.V.	The Hawthorne Gardening Company	65% of Voting Capital Stock (not certificated)

        12
SCHEDULE 3

JURISDICTION OF ORGANIZATION AND IDENTIFICATION NUMBERS

Company	State	ID Number
The Scotts Miracle-Gro Company	Ohio	1501530
The Scotts Company LLC	Ohio	1503259
Miracle-Gro Lawn Products, Inc.	New York	1772705 (tax only)
OMS Investments, Inc.	Delaware	2435730
Hyponex Corporation	Delaware	2162423
Scotts Products Co.	Ohio	744802
Scotts Professional Products Co.	Ohio	744807
Scotts-Sierra Investments LLC	Delaware	2512334
Swiss Farms Products, Inc.	Delaware	2948445
Scotts Manufacturing Company	Delaware	3254934
Scotts Temecula Operations, LLC	Delaware	3426222
Sanford Scientific, Inc.	New York	1072783
SMG Growing Media, Inc.	Ohio	1567999
Rod McLellan Company	California	C0358446
SMGM LLC	Ohio	1504870
GenSource, Inc.	Ohio	2381889
The Hawthorne Gardening Company	Delaware	5534679
Hawthorne Hydroponics LLC	Delaware	5658815
HGCI, Inc.	Nevada	E0121722015-3
1868 Ventures LLC	Ohio	4398180
Scotts Live Goods Holdings, Inc.	Ohio	4568343
AeroGrow International, Inc.	Nevada	C7324-2002
The Hawthorne Collective, Inc.	Ohio	4649589

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ACTIONS WITH RESPECT TO PLEDGED STOCK AND OTHER COLLATERAL
Delivery of Pledged Stock to JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), indorsed by an effective indorsement or accompanied by undated stock powers with respect thereto, duly indorsed in blank by an effective indorsement. Additionally, the Administrative Agent shall have made the filings described in Schedules 3.19(ii) and 3.19(iii) of the Credit Agreement.

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SCHEDULE 4
DOMESTIC SUBSIDIARIES

NAME	JURISDICTION OF FORMATION

Scotts Live Goods Holdings, Inc.	Ohio
GenSource, Inc.	Ohio
OMS Investments, Inc.	Delaware
Scotts Temecula Operations, LLC	Delaware
Sanford Scientific, Inc.	New York
Scotts Global Services, Inc.	Ohio
Scotts Manufacturing Company	Delaware
Miracle-Gro Lawn Products, Inc.	New York
Scotts Products Co.	Ohio
Scotts Professional Products Co.	Ohio
SMG Growing Media, Inc.	Ohio
AeroGrow International, Inc.	Nevada
Hyponex Corporation	Delaware
Rod McLellan Company	California
The Hawthorne Gardening Company	Delaware
Hawthorne Hydroponics LLC	Delaware
HGCI, Inc.	Nevada
SMGM LLC	Ohio
Scotts-Sierra Investments LLC	Delaware
1868 Ventures LLC	Ohio
Swiss Farms Products, Inc.	Delaware
The Scotts Company LLC	Ohio
The Scotts Miracle-Gro Foundation[1]	Ohio
The Hawthorne Collective, Inc.	Ohio

1 The Scotts Miracle-Gro Foundation is a 501(c)(3) corporation.

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SCHEDULE 5
SUBSIDIARIES WHOSE CAPITAL STOCK IS NOT PLEDGED
•    Scotts Global Services, Inc., an Ohio corporation
•    OMS Investments, Inc., a Delaware corporation
•    Swiss Farms Products, Inc., a Delaware corporation
•    HGCI, Inc., a Nevada corporation
•    Scotts Servicios, S.A. de C.V. (Mexico)
•    Scotts de Mexico S.A. de C.V. (Mexico)
•    SMG Germany GmbH
•SMG Gardening (UK) Limited
•Scotts Sierra (China) Co. Ltd.
•    The Scotts Miracle-Gro Foundation
•Up to (but no more than) 7.5% of the issued and outstanding Capital Stock of The Hawthorne Gardening Company to the extent such Capital Stock has been issued to the employees of such entity or its subsidiaries in the form of compensation.

Annex 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :
WHEREAS, The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), the Subsidiary Borrowers, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent have entered into a Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the Sixth Amended and Restated Guarantee and Collateral Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and as a Grantor thereunder with the same force and effect as if originally named therein as a as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.    Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:___________________________
Name:
Title:

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4